As filed with the Securities and Exchange Commission on July 9, 2008

Registration No. 333-138693

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment on Form S-1
to Registration Statement on Form SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ICP SOLAR TECHNOLOGIES, INC.
(Exact Name of Registrant as specified in its Charter)

NEVADA	3674	20-0643604
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

7075 Place Robert-Joncas
Montréal, Québec, Canada H4M 2Z2
(514) 270-5770
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Camlex Management
8275 S. Eastern Ave., Suite 200
Las Vegas, Nevada 89123
(Name, address including zip code, and telephone number, including area code, of Agent for Service)

Copies to:
Josef B. Volman, Esq.
Burns & Levinson LLP
125 Summer Street
Boston, Massachusetts 02110
(617) 345-30

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

ICP Solar Technologies, Inc. previously filed a registration statement (File No. 333-138693) on Form SB-2 with the Securities and Exchange Commission, effective August 17, 2007 (the "Registration Statement") registering shares of Common Stock and shares of Common Stock issuable upon exercise of certain warrants and conversion of certain convertible notes (collectively, the "Shares") for sale by the selling stockholders named therein. The Company has no further obligation to keep the Registration Statement effective pursuant to those certain Regulation S Subscription Agreements under which the Shares were registered and, therefore, this Post-Effective Amendment No. 1 on Form S-1 is filed to deregister all Shares which remain unsold. As of the date of this filing, to the best of our knowledge based upon the information available to us and provided by selling stockholders, 3,906,945 Shares remain unsold under the Registration Statement. Each such selling stockholder that is not an "affiliate" of ICP Solar Technologies, Inc. may sell their Shares subject to Rule 144 of the Securities Act of 1933, as amended. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such Shares.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ICP Solar Technologies, Inc. has duly caused this Post-Effective Amendment No. 1 on Form S-1 to Registration Statement on Form SB-2 on its behalf by the undersigned, thereunto duly authorized, on this 9th day of July, 2008. `

ICP SOLAR TECHNOLOGIES, INC.

By:       /s/ Sass Peress
            Sass Peress, President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sass Peress
Sass Peress	President, Chief Executive Officer, Chairman and Director	July 9, 2008
(Principal Executive Officer)

*/s/ Sheldon Reinhart
Sheldon Reinhart	Chief Financial Officer, Chief Operating Officer	July 9, 2008
(Principal Accounting Officer)

*/s/ Joel Cohen	Director	July 9, 2008
Joel Cohen

*/s/ Paul Maycock	Director	July 9, 2008

* /s/ Sass Peress
Sass Peress, Attorney in fact

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